Exhibit 99.1

IRADIMED CORPORATION Announces Third Quarter 2014 Financial Results

•                  Reports revenue growth of 54% year-over-year

•                  Reports non-GAAP diluted EPS of $0.03

•                  Reiterates fourth quarter 2014 operating results

Winter Springs, Florida, October 30, 2014 — IRADIMED CORPORATION (NASDAQ:IRMD), the leading provider of non-magnetic intravenous (IV) infusion pump systems that are safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months ended September 30, 2014.

For the third quarter ended September 30, 2014, the Company reported revenue of $3.8 million, an increase of 54% compared to $2.5 million for the third quarter of 2013.  Net income was $0.2 million, or $0.02 per diluted share, compared with net income of $0.3 million, or $0.03 per diluted share for the third quarter of 2013.

Gross profit was $2.9 million and gross profit margin was 74.8% for the third quarter of 2014, compared to gross profit of $1.8 million and gross profit margin of 73.0% for the third quarter of 2013.  Domestic sales were approximately 93% of total revenue for the quarter, compared to 67% for the third quarter 2013.

The Company reported non-GAAP income from operations of $0.6 million, up 36% compared to $0.4 million in the third quarter of 2013.  Non-GAAP net income was $0.03 per diluted share, which was consistent with the third quarter of 2013.  Free cash flow for the quarter increased to $1.0 million compared to $0.1 million for the third quarter of 2013.

Roger Susi, Chief Executive Officer and President of IRADIMED, commented, “We continue to see high demand for our pump systems and that is evident in our 54% revenue growth and continued inflow of customer orders.  However, our financial results were partially muted as we stopped all pump shipments domestically for the last month of the quarter.  Since receiving the FDA warning letter, we have been focused on working diligently to address the FDA’s concerns and preparing our new 510(k) for submission.  While in the FDA’s review process, we will focus on operational improvements so that we are more efficient once we resume shipping domestically.  As for the team at IRADIMED, I am very proud of everyone.  Our employees have remained positive and have collectively shown great confidence in the future of the company.”

Financial Guidance

The Company reiterated its revenue and earnings guidance for the fourth quarter 2014.

The Company expects revenue of approximately $3.0 million for the fourth quarter 2014 and a net loss of between $0.02 and $0.03 per diluted share.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP income from operations, non-GAAP net income and free cash flow are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP income from operations as income from operations excluding stock-based compensation expense. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows.  These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of income from operations, net income, or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, October 30, 2014.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 19802174.

The conference call will also be available real-time via the internet at http://iradimed.com/en.us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is the leading provider of non-magnetic IV infusion pump systems that are safe for use during MRI procedures. Other electromechanical medical devices and pumps contain magnetic and electronic parts that are potentially dangerous to operate in the presence of the powerful magnet that drives an MRI.  The company’s MRidium (3850/3860+) IV pump systems have been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures.  The Company’s pump solution provides a seamless approach to providing IV fluids before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

For more information please visit www.iradimed.com.  MRidium is a trademark of IRADIMED CORPORATION.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s domestic shipment stoppage for its MRidium pump pursuant to an FDA warning letter requesting us to submit a new 510(k) submission; a securities class-action lawsuit that has been filed against the Company in connection with the FDA warning letter and shipment stoppage; our reliance on a single product that is not currently being shipped domestically; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter and the related securities class-action lawsuit; potential disruptions in our limited supply chain for our products; actions of regulatory bodies, such as the FDA warning letter, that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,113,859	$2,461,559
Accounts receivable, net	1,174,103	1,982,083
Investments	—	246,203
Inventory, net	1,639,977	1,340,331
Prepaid expenses and other current assets	247,937	119,974
Prepaid income taxes	—	170,496
Deferred income taxes	67,916	65,961
Total current assets	21,243,792	6,386,607
Property and equipment, net	755,267	327,343
Intangible assets, net	259,473	267,024
Deferred income taxes	131,130	—
Other assets	21,866	5,897
Total assets	$22,411,528	$6,986,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$640,235	$427,474
Accrued payroll and benefits	919,044	655,362
Other accrued taxes	40,384	80,787
Warranty reserve	15,671	12,002
Deferred revenue	343,051	207,395
Officer note payable	—	6,333
Accrued income taxes	141,818	62,971
Total current liabilities	2,100,203	1,452,324
Deferred revenue	160,387	57,676
Deferred income taxes	—	54,087
Total liabilities	2,260,590	1,564,087
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2014 and 1,400,000 issued and outstanding as of December 31, 2013	—	140
Common stock; $0.0001 par value; 90,000,000 shares authorized; 10,718,400 shares issued and outstanding as of September 30, 2014 and 7,000,000 shares issued and outstanding as of December 31, 2013	1,072	700
Additional paid-in capital	15,295,438	2,346,137
Retained earnings	4,854,428	3,074,883
Accumulated other comprehensive income	—	924
Total stockholders’ equity	20,150,938	5,422,784
Total liabilities and stockholders’ equity	$22,411,528	$6,986,871

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$3,811,947	$2,479,749	$12,069,553	$7,883,071
Cost of revenue	959,593	669,765	2,485,704	1,904,597
Gross profit	2,852,354	1,809,984	9,583,849	5,978,474
Operating expenses:
General and administrative	1,261,872	640,987	3,485,051	1,671,726
Sales and marketing	880,711	513,734	2,505,019	1,578,119
Research and development	303,463	299,422	753,267	664,257
Total operating expenses	2,446,046	1,454,143	6,743,337	3,914,102
Income from operations	406,308	355,841	2,840,512	2,064,372
Other income, net	(8,808)	18,817	6,275	38,216
Income before provision for income taxes	397,500	374,658	2,846,787	2,102,588
Provision for income taxes	160,143	113,983	1,067,242	639,978
Net income	$237,357	$260,675	$1,779,545	$1,462,910
Other comprehensive income (loss):
Change in fair value of available-for-sale securities, net of tax expense (benefit) of $70 and $(432) for the three months ended September 30, 2014 and 2013, respectively, and $2,063 and $(2,681) for the nine months ended September 30, 2014 and 2013, respectively	130	(803)	3,832	(4,979)
Realized gain on available-for-sale securities reclassified to net income, net of tax of $70 and $2,560 for the three and nine months ended September 30, 2014, respectively	(130)	—	(4,756)	—
Comprehensive income	$237,357	$259,872	$1,778,621	$1,457,931
Net income per share:
Basic	$0.02	$0.04	$0.22	$0.21
Diluted	$0.02	$0.03	$0.18	$0.17
Weighted average shares outstanding:
Basic	10,112,139	7,000,000	8,048,779	7,000,000
Diluted	11,269,358	8,665,599	9,688,602	8,562,704

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net income	$1,779,545	$1,462,910
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for excess and obsolete inventory	36,709	—
Depreciation and amortization	99,638	97,945
Stock-based compensation	503,881	203,939
Changes in operating assets and liabilities:
Accounts receivable	807,980	(129,914)
Inventory	(336,355)	(279,055)
Prepaid expenses and other current assets	(126,434)	(61,276)
Other assets	(17,498)	(4,504)
Deferred income taxes	(189,235)	(44,940)
Accounts payable	212,761	34,349
Accrued payroll and benefits	263,682	(92,257)
Other accrued taxes	(40,403)	34,881
Warranty reserve	3,669	(134)
Deferred revenue	238,367	96,298
Accrued income taxes, net of prepaid income taxes	249,343	(611,450)
Other	1,461	—
Net cash provided by operating activities	3,487,111	706,792
Investing activities:
Purchases of investments	(3,011)	(2,958)
Proceeds from sale of investments	255,109	—
Purchases of property and equipment	(504,502)	(121,173)
Capitalized intangible assets	(21,726)	(22,711)
Net cash used in investing activities	(274,130)	(146,842)
Financing activities:
Repayment of officer note payable	(6,333)	(214,267)
Proceeds from the issuance of common stock	14,490,000	—
Payment of initial public offering costs	(2,044,348)	—
Net cash provided by (used in) financing activities	12,439,319	(214,267)
Net increase in cash and equivalents	15,652,300	345,683
Cash and cash equivalents, beginning of period	2,461,559	1,697,306
Cash and cash equivalents, end of period	$18,113,859	$2,042,989
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,004,574	$1,301,500

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Income from Operations

	Three Month Ended September 30,
	2014	2013
Income from operations	$406,308	$355,841
Excluding:
Stock-based compensation expense	171,599	67,980
Non-GAAP income from operations	$577,907	$423,821

Non-GAAP Net Income and Diluted EPS

	Three Month Ended September 30,
	2014	2013
Net income	$237,357	$260,675
Excluding:
Stock-based compensation expense, net of tax expense	107,731	41,996
Non-GAAP net income	$345,088	$302,671
Weighted average shares outstanding — diluted	11,269,358	8,665,599
Non-GAAP net income per share — diluted	$0.03	$0.03

Free Cash Flow

	Three Month Ended September 30,
	2014	2013
Net cash provided by operating activities	$1,239,483	$184,920
Less:
Purchases of property and equipment	286,077	82,986
Free cash flow	$953,406	$101,934

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com